Exhibit 4.8

AMENDMENT AND RESTATEMENT AGREEMENT

(TERM LOAN)

dated as of

March 22, 2006

among

LIMITED BRANDS, INC.,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A. and CITICORP NORTH AMERICA, INC.,

as Co-Syndication Agents

AMENDMENT AND RESTATEMENT AGREEMENT dated as of March 22, 2006 (this “Amendment and Restatement”), in respect of the AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT dated as of November 5, 2004 (the “Existing Credit Agreement”), amending and restating the Term Loan Credit Agreement dated as of October 6, 2004, among LIMITED BRANDS, INC., a Delaware corporation (the “Borrower”): the LENDERS from time to time party hereto (the “Lenders”): and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

The Borrower has requested that the Existing Credit Agreement be amended and restated as set forth in Section 1 below and the other parties hereto are willing so to amend and restate the Existing Credit Agreement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Existing Credit Agreement as amended and restated hereby.

In consideration of the premises and the agreements herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Amendment and Restatement. Upon the effectiveness of this Amendment and Restatement as provided in Section 3 below, the Existing Credit Agreement shall be amended and restated in the form in which it exists on the date hereof but with the following revisions (the Existing Credit Agreement, as so amended and restated, being called the “Restated Credit Agreement”):

(a) Preamble. The first sentence of the preamble is hereby deleted and replaced with the following sentence:

Reference is made to the Amended and Restated Term Loan Credit Agreement dated as of November 5, 2004 (the “Existing Credit Agreement”), amending and restating the Term Loan Credit Agreement dated as of October 6,2004, among Limited Brands, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as successor to JPMorgan Chase Bank, as Administrative Agent. The Borrower has requested the Lenders to amend and restate the Existing Credit Agreement in order to, among other things, (a) extend the Maturity Date (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) and (b) amend the Applicable Rate.

(b) Section 1.01. Section 1.01 is hereby amended by deleting the definitions of the terms “Administrative Agent”, “Applicable Rate”, “Availability Period”, “Maturity Date” and “Test Date” and adding the following definitions in proper alphabetical order to read as follows:

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or ABR Loan, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “ABR Spread”, as the case may be, based upon the highest two of the three ratings by Fitch, S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt Ratings:	Eurodollar Spread	ABR Spread
Category 1	0.400%	0.000%
> A-/A-/A3

Category 2	0.500%	0.000%
BBB+/BBB+/Baal

Category 3	0.550%	0.000%
BBB/BBB/Baa2

Category 4	0.750%	0.000%
BBB-/BBB-/Baa3

Category 5	1.000%	0.000%
Lower

For purposes of the foregoing, (a) if any of Fitch, S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition) the Applicable Rate shall be determined on the basis of the rating agency or rating agencies that do then have ratings for the Index Debt in effect, provided that if there are only two such ratings in effect and such ratings are not in the same Category, then the Applicable Rate will be determined by reference to the Category next above that of the lower of such two ratings, (b) if none of Fitch, S&P and Moody’s has in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition) then the Index Debt shall be deemed to be rated in Category 5, (c) the Index Debt shall be deemed to be rated in Category 5 at any time that an Event of Default has occurred and is continuing, (d) if all three ratings exist and the highest two of three ratings established or deemed to have been established by Fitch, S&P and Moody’s for the Index Debt are not in the same Category, then the Applicable Rate will be determined by reference to the Category of the lower of such two ratings and (e) if the ratings established or deemed to have been established by Fitch, S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of Fitch, S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in an Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Fitch, S&P or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Fitch” means Fitch Ratings, Inc.

“Maturity Date” means the date that is five years after the Restatement Date.

“2006 Amendment and Restatement” means the Amendment and Restatement Agreement dated as of March 22, 2006, relating to this Agreement.

“Replacement Loan Commitment” means, with respect to each Lender identified on Schedule 2.01A, the commitment of such Lender to make Loans hereunder on the Restatement Date, expressed as an amount representing the maximum aggregate amount of Loans to be made by such Lender hereunder on the Restatement Date. The amount of each such Lender’s Replacement Loan Commitment is set forth on Schedule 2.01 A.

“Restatement Date” means the date on which the conditions specified in Section 3 of the 2006 Amendment and Restatement are satisfied (or waived in accordance with Section 8.02).

“Test Date” means, if at the time the rating of any two of Fitch, S&P and Moody’s with respect to the Index Debt (or if any such rating agency does not provide a rating with respect to the Index Debt, either of such other two rating agencies) shall be less than BBB–, BBB– or Baa3 and the rating of the other such rating agency with respect to the Index Debt shall not be at least BBB–, BBB– or Baa3 (with, in the case of a rating of BBB–, BBB– or Baa3, stable outlook), or if there shall not be a rating in effect from such other rating agency of the Index Debt, the date of any Borrowing hereunder.

(c) Section 2.01. Section 2.01 is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

SECTION 2.01. Replacement Loan Commitments. Subject to the terms and conditions set forth in the 2006 Amendment and Restatement, each Lender identified on Schedule 2.01A agrees to make a Loan to the Borrower on the Restatement Date, in an aggregate principal amount not exceeding such Lender’s Replacement Loan Commitment; provided that the aggregate principal amount of Loans so made shall not exceed the aggregate principal amount of “Loans” under (and as defined in) the Existing Credit Agreement that are required to be prepaid on the Restatement Date, as contemplated by paragraph (e) of Section 3 of the 2006 Amendment and Restatement. The Replacement Loan Commitments shall terminate at the close of business on the Restatement Date. Notwithstanding any contrary provisions herein, the proceeds of all Loans made on the Restatement Date shall not be advanced to the Borrower, but shall be applied by the Administrative Agent, on behalf of the Borrower, to prepay the principal of the “Loans” under (and as defined in) the Existing Credit Agreement that are required to be prepaid on the Restatement Date, as contemplated by paragraph (e) of Section 3 of the 2006 Amendment and Restatement.

(d) Section 2.07(f). Clauses (i), (ii) and (iii) of Section 2.07(f) are hereby amended by deleting such clauses in their entirety and substituting in lieu thereof the following:

(i) Intentionally Omitted.

(ii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(iii) Intentionally Omitted.

(e) Section 3.04(a). Paragraph (a) of Section 3.04 is hereby amended by deleting the words “Fiscal Year 2003” and substituting therefor “Fiscal Year 2004” in each instance they appear and by deleting the words “second fiscal quarter of Fiscal Year 2004” and substituting therefor “third fiscal quarter of Fiscal Year 2005”.

(f) Section 3.04(b). Paragraph (b) of Section 3.04 is hereby amended by deleting the date “January 31, 2004” and substituting therefor “January 29, 2005”.

(g) Conditions. Section 4.01 is hereby deleted and replaced with:

SECTION 4.01. Intentionally Omitted.

(h) Section 5.01. Section 5.01 is hereby amended by adding at the end thereof the following:

(c) The Borrower may provide for electronic delivery of the financial statements, certificates, reports and registration statements described in clauses (i), (ii), (iii), (iv),(v) and (vi)of paragraph (a) of this Section by posting such financial statements, certificates, reports and registration statements on Intralinks or any similar service approved by the Administrative Agent, or delivering such financial statements, certificates, reports and registration statements to the Administrative Agent for posting on Intralinks (or any such similar service).

(i) Section 5.08. Section 5.08 is hereby amended by deleting each occurrence of the phrase “the date hereof and substituting therefor “November 5, 2004”.

(j) Schedules. Schedule 3.05 is hereby deleted and replaced with Schedule 3.05 to this Amendment and Restatement. The Existing Credit Agreement is hereby amended by the addition thereto of Schedule 2.01 A to this Amendment and Restatement.

(k) Restatement Date. From and after the Restatement Date (as defined below), all references in the Restated Credit Agreement to “the date hereof, “the date of this Agreement” or other words or phrases of similar import shall be deemed references to the date of this Amendment and Restatement.

SECTION 2. Representations and Warranties. The Borrower represents and warrants that:

(a) At the time of and after giving effect to this Amendment and Restatement, the representations and warranties set forth in the Restated Credit Agreement are true and correct with the same effect as if made on the Restatement Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

(b) At the time of and after giving effect to this Amendment and Restatement, no Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. This Amendment and Restatement and the obligations of any Lender to make Loans under Section 2.01 of the Restated Credit Agreement shall become effective on the date (the ”Restatement Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 8.02 of the Restated Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment and Restatement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment and Restatement) that such party has signed a counterpart of this Amendment and Restatement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Date) of each of (i) Samuel P. Fried, Esq., General Counsel of the Borrower, and (ii) Davis Polk & Wardwell, counsel for the Borrower, substantially in the form of Exhibits B-l and B-2, respectively, and covering such other matters relating to the Borrower, this Amendment and Restatement, the Restated Credit Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and Restatement and any other legal matters relating to the Borrower, this Amendment and Restatement or the Restated Credit Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the representations and warranties set forth in paragraphs (a) and (b) of Section 2 of this Amendment and Restatement.

(e) If any “Lender” under (and as defined in) the Existing Credit Agreement is not a party to this Amendment and Restatement (any such “Lender”, a “Non-Continuing Lender”), then (i) this Amendment and Restatement shall have been signed by Lenders constituting the “Required Lenders” under (and as defined in) the Existing Credit Agreement, (ii) on the Restatement Date, the Borrower shall pay all fees and interest accrued for the account of all the “Lenders” under (and as defined in) the Existing Credit Agreement, and (iii) on the Restatement Date, the Borrower shall prepay, in accordance with the Existing Credit Agreement but subject to Section 4 below, any and all “Loans” outstanding under (and as defined in) the Existing Credit Agreement that are held by Non-Continuing Lenders, and shall finance the principal amount of such prepayments by borrowing Loans on the Restatement Date pursuant to Section 2.01 of the Restated Credit Agreement (subject to Section 4 below).

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g) The Administrative Agent shall be satisfied that the Amendment and Restatement Agreement dated as of the date hereof, with respect to the Amended and Restated Five-Year Revolving Credit Agreement dated as of November 5, 2004, among the Borrower, the Lenders party there and JPMorgan Chase Bank, N.A., as administrative agent, shall become effective in accordance with its terms concurrently with the effectiveness of this Amendment and Restatement.

(h) The Administrative Agent shall have received all documentation and other information reasonably requested by it to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders in writing of the Restatement Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment and Restatement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02 of the Restated Credit Agreement) at or prior to 3:00 p.m., New York City time, on March 31, 2006 (and, in the event such conditions are not so satisfied or waived, this Amendment and Restatement shall terminate at such time).

SECTION 4. Non-Pro Rata Payments and Borrowings. (a) Each of the parties hereto hereby waives the provisions of Sections 2.08 and 2.15 of the Existing Credit Agreement to the extent, but only to the extent, necessary to permit the prepayment of “Loans” under (and as defined in) the Existing Credit Agreement as contemplated in Section 3(e) hereof without prepaying pro rata the other such “Loans” outstanding and without provision of the notice otherwise required under Section 2.08(b) of the Existing Credit Agreement.

(b) If any Loans are required to be made on the Restatement Date as contemplated by Section 3(e) hereof, such Loans shall be made as Eurodollar Loans pursuant to a single Eurodollar Borrowing (the “Interim Eurodollar Borrowing”) with an Interest Period commencing on the Restatement Date and ending on the last day of the Interest Period then in effect for the Eurodollar Borrowing then outstanding under the Existing Credit Agreement (or, if there is more than one such outstanding Eurodollar Borrowing, the outstanding Eurodollar Borrowing with the Interest Period ending on the earliest date after the Restatement Date). It is understood that the Interim Eurodollar Borrowing will result in Borrowings outstanding under the Restated Credit Agreement in which the Lenders do not participate ratably. Accordingly the parties hereto agree that, notwithstanding any provisions of the Restated Credit Agreement to the contrary:

(i) Until such time as the Lenders participate ratably in all outstanding Borrowings under the Restated Credit Agreement, any payment of principal of any Borrowing or Borrowings shall be made in a manner that results in each Lender receiving a pro rata share of such payment in proportion to its share of the total principal amount of the outstanding Loans.

(ii) On the last day of the Interest Period for the Interim Eurodollar Borrowing (or on any earlier date on which the Borrower elects, pursuant to Section 2.05 of the Restated Credit Agreement, to convert any outstanding Borrowing to a different Type or to change the Interest Period of any outstanding Eurodollar Borrowing), the Borrower shall take such action as shall be necessary under Section 2.05 of the

Restated Credit Agreement so that, on and after such date, each Lender participates ratably in all outstanding Borrowings under the Restated Credit Agreement.

SECTION 5. Agreement. Except as specifically stated herein, the provisions of the Existing Credit Agreement are and shall remain in full force and effect. As used therein, the terms “Credit Agreement”, “herein”, “hereunder”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Restated Credit Agreement.

SECTION 6. Expenses. The Borrower agrees to reimburse the Administrative Agent for the out-of-pocket expenses incurred by it in connection with this Amendment and Restatement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 7. Counterparts. This Amendment and Restatement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment and Restatement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT AND RESTATEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Headings. The headings of this Amendment and Restatement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

LIMITED BRANDS, INC.

by	/s/ Timothy J. Faber
Name	Timothy J. Faber
Title:	Vice President, Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ Barry Bergman
Name:	Barry Bergman
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Bank of America, N.A.

by	/s/ John Pocalyko
Name:	John Pocalyko
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: HSBC BANK USA, N.A.

by	/s/ Sam Opitz
Name:	Sam Opitz
Title	AVP

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Wachovia Bank, National Association

by	/s/ Susan T. Gallagher
Name:	Susan T. Gallagher
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: THE BANK OF NEW YORK

By	/s/ Randolph E.J. Medrano
Name:	Randolph E.J. Medrano
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Mizuho Corporate Bank, Ltd.

by	/s/ Bertram H. Tang
Name:	Bertram Tang
Title:	Senior Vice President & Team Leader

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd. Chicago Branch

by	/s/ Tsuguyuki Umene
Name	TSUGUYUKI UMENE
Title	DEPUTY GENERAL MANAGER

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: BNP Paribas

by	/s/ Curt Price
Name:	Curt Price
Title:	Managing Director

/s/ Paul Harris
Name:	Paul Harris
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: KeyBank National Association

by	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: The Royal Bank of Scotland plc

by	/s/ Michaela V. Galluzzo
Name:	Michaela V. Galluzzo
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LaSalle Bank National Association:

By	/s/ Steven P. Shepard
Name:	Steven P. Shepard
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: The governor and company of The Bank of Ireland

by	/s/ Carla Ryan	/s/ Philip Allen
Name:	CARLA RYAN	PHILIP ALLEN
Title:	Authorised Signatory	Authorised Signatory

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:	STANDARD CHARTERED BANK ONE MADISON AVENUE NEW YORK, NY 10010-3603

by	/s/ Mark Sims
Name:	Mark Sims
Title:	Senior Vice President

/s/ Robert K. Reddington
ROBERT K. REDDINGTON AVP/CREDIT DOCUMENTATION CREDIT RISK CONTROL STANDARD CHARTERED BANK N.Y.

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

By

Wells Fargo Bank N. A.

/s/ Melissa Nachman
Name:	Melissa Nachman
Title:	Vice President

/s/ Marc-Philippe Piche
Name:	Marc-Philippe Piche
Title:	Associate

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Sun Trust Bank

by	/s/ Heidi M. Khambatta
Name:	Heidi M. Khambatta
Title:	Director

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

by	/s/ CHRISTOPHER D. JONES
Name:	CHRISTOPHER D. JONES
Title:	VICE PRESIDENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: National City Bank

by	/s/ Jennifer Taliaferro
Name:	Jennifer Taliaferro
Title:	Relationship Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: PNC Bank National Association

by	/s/ Julie S. Springer
Name:	Julie S. Springer
Title	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: US Bank National Association

by	/s/ Heather Hinkelman
Name:	Heather Hinkelman
Title:	Banking Officer

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Union Bank of California, N.A.

by	/s/ Ching Lim
Name:	Ching Lim
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: BANCO BILBAO VIZCAYA ARGENTARIA SA

by	/s/ Hector O. Villegas
Name:	HECTOR O. VILLEGAS
Title	Vice President
Global Corporate Banking

/s/ Glampaolo Consigliere
Giampaolo Consigliere
Vice President
Global Trade Finance

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: First Commercial Bank New York Agency

by	/s/ Bruce M.J. Ju
Name:	Bruce M.J. Ju
Title:	VP & General Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Huntington National Bank

by	/s/ John M. Luehmann
Name:	John M. Luehmann
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Malayan Banking Berhad

by	/s/ Fauzi Zulkifli
Name:	Fauzi Zulkifli
Title:	General Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Sovereign Bank

by	/s/ Elisabet Hayes
Name:	Elisabet Hayes
Title	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Hua Nan Commercial Bank, LTD. New York Agency

by	/s/ Te-Chin Wang
Name:	Te-Chin Wang
Title:	Assistant General Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: The Northern Trust Company

by	/s/ John A. Konstantos
Name:	John A. Konstantos
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: E. Sun Commercial Bank, Ltd. Los Angeles Branch

by	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	EVP & General Manager

Schedule 2.01 A

Lender	Commitment
JPMorgan Chase Bank, N.A.	$25,000,000.00

Citicorp North America, Inc.	1,666,666.67

E. Sun Commercial Bank, Ltd. Los Angeles Branch	5,000,000

Mizuho Corporate Bank, Ltd.	1,666,667.00

The Bank of New York	5,000,000.00
TOTAL	$38,333,333.66